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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Date of Report (Date of earliest event reported)  June 12, 1995
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                       United States Filter Corporation
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            (Exact name of registrant as specified in its charter)


            Delaware                  1-10728                 33-0266015
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 (State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)            File Number)           Identification No.)

73-710 Fred Waring Drive, Suite 222, Palm Desert, California     92260
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (619) 340-0098
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Item 5.   Other Events

          On June 12, 1995 the Company announced that its Board of Directors had approved the formation of a Joint Venture with Nalco Chemical Company ("Nalco"). Under the terms of the Joint Venture Agreement, a fifty fifty partnership was formed, Treated Water Outsourcing, a Nalco/U.S. Filter Joint Venture ("Two"). Two has been established to engage in the business of building, owning and operating water purification facilities on customer's sites under long-term agreements. Under the Joint Venture, equipment will be purchased from the Company and chemical supplies will be purchased from Nalco.

          The Joint Venture is expected to leverage strengths of both companies. Through its recent acquisition from the B.F. Goodrich Company ("Goodrich") of Arrowhead Industrial Water, Inc. ("Arrowhead"), a leading provider of on-site owned and operated water treatment systems and services in the United States, the Company now specializes in the operation of water treatment plants. Nalco's strengths in water chemistry technology and sales distribution complement the Company's offering. None of the contracts or other tangible assets of Arrowhead acquired from Goodrich were contributed by the Company to the Joint Venture or Nalco and, similarly, no equalization payment to the Joint Venture or the Company was made by Nalco. A copy of the news release respecting the formation of the Joint Venture is included as an exhibit to this Current Report.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

          (c)  Exhibit

               News Release dated June 12, 1995

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED STATES FILTER CORPORATION


                                         By: /s/ Kevin L. Spence
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                                             Kevin L. Spence
                                             Vice President

Date: June 19, 1995